UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 26, 2007

ALLIANCE BANKSHARES CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	000-49976	46-0488111
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)
14200 Park Meadow Drive #200 South
Chantilly, Virginia 20151
(Address of principal executive offices) (Zip code)
Registrant’s telephone number, including area code: (703) 814-7200
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On September 26, 2007, the Compensation Committee of the Board of Directors of Alliance Bankshares Corporation (the “Company”) approved the issuance under the Company’s 2007 Incentive Stock Plan (the “2007 Plan”) of incentive stock option awards effective September 27, 2007 (the “Grant Date”) to the following senior executives:

Shares Awarded
Under the Stock
Executive Officer	Option Grant
Thomas A. Young, Jr.	25,000
Paul M. Harbolick, Jr.	12,500
Frank H. Grace, III	12,500
Craig W. Sacknoff	12,500
Thomas Patrick Danaher	12,500
John B. McKenney, III	12,500
     The options expire September 26, 2017 and have an exercise price of $9.80 per share, which was the closing price of the Company’s common stock on the Grant Date. Each of the awards vest in four installments, the first 15% on September 27, 2008; the next 20% on September 27, 2009; the next 25% on September 27, 2010; and the final 40% on September 27, 2011, provided the executive remains in Company Service through any such vesting date, and subject to earlier vesting in the event of a Change in Control (as defined in the 2007 Plan) of the Company.
     A copy of the form of stock option agreement representing these option awards is included as Exhibit 10.12 to this report and is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

10.12	Form of Stock Option Agreement for Alliance Bankshares Corporation 2007 Incentive Stock Plan
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alliance Bankshares Corporation (Registrant)
By:	/s/ Paul M. Harbolick, Jr.
Paul M. Harbolick, Jr.
Executive Vice President & Chief Financial Officer

Date: November 9, 2007